As filed with the Securities and Exchange Commission on December 09, 1998
                                               Registration No. 333-29859
=========================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                     ---------------------
               POST EFFECTIVE AMENDMENT NO. 1 TO
                           FORM SB-2
                     REGISTRATION STATEMENT
                             Under
             The Securities Act of 1933, as Amended
                     ----------------------

                WALLSTREET RACING STABLES, INC.
       (Exact name of registrant as specified in charter)


     Colorado                 1040                     84-1313024
(State or other   (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of       Classification Code)           Identification No.)
incorporation or
organization)

                 5525 Erindale Drive, Suite 201
                Colorado Springs, Colorado 80918
                         (719) 260-8509
         (Address and telephone number of registrant's
       principal executive offices and place of business)


                Raymond E. McElhaney, President
                 5525 Erindale Drive, Suite 201
                Colorado Springs, Colorado 80918
                         (719) 260-8509
   (Name, address and telephone number of agent for service)


Copies of all communications, including all communications sent to the agent for service, should be sent to:

                     David J. Babiarz, Esq.
                 Overton, Babiarz & Sykes, P.C.
                   7720 East Belleview Avenue
                    Building 46B, Suite 300
                   Englewood, Colorado  80111
                         (303) 779-5900
               __________________________________


    Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here: ____

                         DEREGISTRATION
                         --------------

     Wallstreet Racing Stables, Inc., a Colorado corporation (the "Company"), filed its Amendment No. 3 to Registration Statement on Form SB-2, SEC File
 No. 333-29859, with the Securities and Exchange Commission (the Commission") on February 5, 1998. The Registration Statement, as amended, was declared effective by the Commission on February 13, 1998. Pursuant to the Registration Statement, the Company registered for sale 500,000 Common shares, $.001 par value.

     The Company has issued an aggregate of 127,850 Common Shares pursuant to the Registration Statement and to date, an aggregate of 372,150 Common Shares remain unsold.

     Pursuant to the undertaking contained in Item 17 of the Registration Statement, the Company hereby requests that the Commission deregister the 372,150 Common Shares which remain unsold.

                           SIGNATURE
                           ---------


     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned thereunto duly authorized on the 9th. day of December, 1998.

                              WALLSTREET RACING STABLES, INC.




                              By: /s/ Raymond E. McElhaney
                                 -----------------------------------
                                  Raymond E. McElhaney, President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates indicated.



Signatures                              Title                         Date


/s/ Raymond E. McElhaney      President, Chief Executive Officer,    12/09/98
--------------------------    Chief Financial Officer, and Chairman  --------
Raymond E. McElhaney          of the Board of Directors



/s/ Bill M. Conrad            Vice President, Secretary, Treasurer,  12/09/98
--------------------------    and Director                           --------
Bill M. Conrad



/s/ Ronald R. McGinnis        Vice President - Corporate Development 12/09/98
--------------------------    and Director                           --------
Ronald R. McGinnis